Exhibit 5.1

Advocaten
Notarissen
Belastingadviseurs

Ermenegildo Zegna Holditalia S.p.A. (the “Issuer”) Via Roma 99-100 Valdilana (Biella) Italy	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam
T +31 20 577 1771 F +31 20 577 1775

Date [•] 2021		Martin van Olffen E martin.vanolffen@debrauw.com T +31 20 577 1500 F +31 20 577 1775
Our ref.	M37872785/1/20736452
Re:	Legal opinion | Ermenegildo Zegna Holditalia S.p.A.
Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (notaris) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of the Business Combination Agreement.

(c)	A copy of the Warrant Agreement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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(d)	A draft of:

(i)	the Italian Notary Statement

(ii)	the Deed of Conversion and Amendment of the Articles of Association;

(iii)	the Description;

(iv)	the Merger Issue Deed;

(v)	the Merger Transfer Deed;

(vi)	the Warrant Assumption Agreement.

(e)	A copy of the Pre-Conversion Minutes of the Extraordinary Shareholders’ Meeting.

(f)	A draft of:

(i)	the Conversion General Meeting Resolution; and

(ii)	the Conversion Board Resolution.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	In respect of the Conversion:

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(i)	the draft of the Deed of Conversion and Amendment of the Articles of Association will have been validly executed in the form referred to in this opinion;

(ii)

each step, resolution, action and/or (other) formality which is required for the implementation of the Conversion, including each step, resolution, action and/or (other) formality as set out in the Deed of Conversion and Amendment of the Articles of Association, has been or will have been validly taken and suffices for the implementation of the Conversion; and

(iii)

the Issuer has been validly incorporated as an Italian public limited liability company (società per azioni) and will have been validly converted into a Dutch public limited liability company (naamloze vennootschap).

(c)	The Description, Merger Transfer Deed, Merger Issue Deed and Warrant Assumption Agreement will have been validly executed by all parties in the form referred to in this opinion.

(d)	The Conversion General Meeting Resolution and the Conversion Board Resolution:

(i)	will have been duly adopted (including, in case of the Conversion General Meeting Resolution, by all persons entitled to vote on that resolution) and remain in force without modification; and

(ii)	will comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(e)

Each outstanding public warrant of IIAC will have been converted to and become a public warrant of the Issuer giving the holder the right to acquire one ordinary share in the capital of the Issuer, following the implementation of the Merger, subject to the same terms and conditions as the public warrants of IIAC.

(f)

(i)	At the time of each issue of Registration Shares:

(A)	the Warrant Agreement and Warrant Assumption Agreement will remain in full force and effect without modification; and

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(B)

the aggregate number of Registration Shares that will be issued under the Warrant Agreement and Warrant Assumption Agreement will not exceed the maximum number permitted under the authorizations included in the Conversion General Meeting Resolution and Conversion Board Resolution.

(ii)	At the time of each issue of Registration Shares:

(A)	the issue by the Issuer of any Registration Shares will have been validly authorised; and

(B)	any pre-emption rights in respect of each issue of Registration Shares will have been observed or validly excluded;

all in accordance with the Articles of Association, or any amendments thereto, at the time of authorisation or of observance or exclusion.

(iii)	The Issuer’s authorised share capital at the time of each issue of Registration Shares will be sufficient to allow for such issue.

(iv)	At the time of each issue of Registration Shares, the Registration Shares will have been:

(A)

issued in accordance with the Merger Issue Deed or Warrant Agreement and Warrant Assumption Agreement, if applicable, and in the form and manner prescribed by the Articles of Association at the time of issue; and

(B)

otherwise offered, issued and accepted by their subscribers in accordance with the Merger Issue Deed or Warrant Agreement and Warrant Assumption Agreement and all applicable laws (including, for the avoidance of doubt, Dutch law).

(v)	The nominal value of each Registration Share and any agreed share premium will have been validly paid.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	when issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable.[1]

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	QUALIFICATIONS

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	this opinion and any contractual (including the agreement in this paragraph 7) and non-contractual obligations arising out of or in relation to this opinion will be governed exclusively by Dutch law;

(iii)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw; and

(iv)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index, and under the heading “Legal Matters”, in the prospectus included in the Registration Statement.

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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
M. van Olffen

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Annex 1 – Definitions

In this opinion:

“Articles of Association” means the articles of association of the Issuer as they will read upon the execution of the Deed of Conversion and Amendment of the Articles of Association.

“Board” means the board of directors of the Issuer.

“Business Combination Agreement” means the business combination agreement, dated as of July 18, 2021, by and among IIAC, the Issuer, and EZ Cayman, a Cayman Islands exempted company, which is attached as Annex A to the Registration Statement.

“Conversion” means the cross-border conversion whereby the Issuer will be converted into a Dutch public limited liability company (naamloze vennootschap) and its articles of association will be amended in accordance with the Articles of Association, upon the execution of the Deed of Conversion and Amendment of the Articles of Association.

“Conversion Board Resolution” means the written resolution of the Board to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the Board will resolve on the transfer and issue of such number of Ordinary Shares, and to exclude all pre-emptive rights in that regard, as described in the Merger Transfer Deed and the Merger Issue Deed.

“Conversion General Meeting Resolution” means the written resolution of the General Meeting to be adopted immediately upon the Conversion becoming effective, pursuant to which, among other things, the General Meeting will resolve to authorize the Board to issue up to the number of Ordinary Shares, and to exclude all pre-emptive rights in that regard, as described in the Merger Issue Deed.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion and Amendment of the Articles of Association” means the Dutch notarial deed of cross-border conversion and amendment of the articles of association to effect the Conversion, a draft of which, including an unofficial English translation thereof, dated [•], 2021, is attached to this opinion as Annex 2 (Draft Deed of Conversion and Amendment of the Articles of Association).

“Description” means the description as referred to in article 2:94b paragraph 1 of the Dutch Civil Code, describing the contribution of all issued and outstanding ordinary shares in IIAC to the Issuer.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch law” means the law directly applicable in the Netherlands.

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“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

“Exchange Agent” means [•].

“General Meeting” means the general meeting of the Issuer.

“IIAC” means Investindustrial Acquisition Corp., a Cayman Islands exempted company.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means (a) prior to the consummation of the Conversion, Ermenegildo Zegna Holditalia S.p.A., a joint stock company incorporated under Italian law, with registered office at via Roma 99/100, based in Valdilana (Biella), Italy, and registered with the Companies’ Register of Biella, Italy, under number REA 00154990022 and (b) from and after the consummation of the Conversion, Ermenegildo Zegna N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with corporate seat in Amsterdam, the Netherlands. Any reference to the Issuer in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.

“Italian Notary Statement” means the notarial certificate to be issued by an Italian notary stating that all required steps and formalities from an Italian law perspective have been validly taken in order to implement the Conversion.

“Merger” means the merger of IIAC with EZ Cayman, a Cayman Islands exempted company, with IIAC being the surviving company.

“Merger Issue Deed” means the private deed of issue of Ordinary Shares pursuant to which the Issuer will issue up to 67,812,500 Ordinary Shares to the Exchange Agent in respect of the Merger, a draft of which, dated [•], 2021, is attached to this opinion as Annex 3 (Draft Merger Issue Deed).

“Merger Transfer Deed” means the private deed of transfer of Ordinary Shares pursuant to which the Issuer will transfer 5,000,000 Ordinary Shares to the Exchange Agent in relation to the Merger, a draft of which, dated [•], 2021, is attached to this opinion as Annex 4 (Draft Merger Transfer Deed).

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“Ordinary Share” means an ordinary shares (gewoon aandeel) with a nominal value of EUR 0.02 in the capital of the Issuer.

“Pre-Conversion Minutes of the Extraordinary Shareholders’ Meeting” means the minutes of the extraordinary meeting of shareholders of the Issuer, held on October 12, 2021, during which meeting the General Meeting resolved, among other things, upon the Conversion.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means up to 92,929,167 Ordinary Shares, of which up to 13,416,667 Ordinary Shares to be issued pursuant to the Warrant Agreement and Warrant Assumption Agreement, to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-4 originally filed with the SEC on August 27, 2021, as subsequently amended and supplemented, under Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Warrant Agreement” means the warrant agreement between IIAC and Continental Stock Transfer & Trust Company, as trustee, dated as of November 23, 2020 (as amended).

“Warrant Assumption Agreement” means the warrant assumption agreement pursuant to which the Issuer shall assume all applicable obligations of IIAC under the Warrant Agreement, and to be entered into by the Issuer and IIAC as of immediately prior to the Merger becoming effective, a draft of which, dated [•], 2021, is attached to this opinion as Annex 5 (Draft Warrant Assumption Agreement).

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Annex 2 – Draft Deed of Conversion and Amendment of the Articles of Association

[•]

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Annex 3 – Draft Merger Issue Deed

[•]

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Annex 4 – Draft Merger Transfer Deed

[•]

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Annex 5 – Draft Warrant Assumption Agreement

[•]

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